----------------------------- TROUTMAN SANDERS LLP------------------------------
                                ATTORNEYS AT LAW
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                             www.troutmansanders.com
                             TELEPHONE: 212-704-6000
                             FACSIMILE: 212-704-6288

                                 August 23, 2005

Cadence Resources Corporation
6 East Rose Street
Walla Walla, Washington 99362

Ladies and Gentlemen:

      We have acted as counsel to Cadence Resources Corporation, a Utah corporation (the "Company"), in connection with the Company's Registration Statement, File No. 333-124904, on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 48,297,694 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable to the holders of common stock, warrants and options of Aurora Energy, Ltd. pursuant to the agreement and plan of merger dated January 31, 2005 (the "Merger Agreement") among the Company, Aurora Acquisition Corp., the Company's wholly owned subsidiary, and Aurora Energy, Ltd.

      In connection with the foregoing, we have examined originals or copies, satisfactory to us, of: (i) the Merger Agreement, (ii) the form of certificate evidencing the Shares; (iii) the Company's Restated Articles of Incorporation,
(iv) the Company's Bylaws, and (v) resolutions of the Company's Board of Directors authorizing the Company to enter into, and consummate the transactions contemplated by, the Merger Agreement.

      We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to the opinion set forth herein, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

           ATLANTA o HONG KONG o LONDON o NEW YORK o NORFOLK o RALEIGH RICHMOND o TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
Cadence Resources Corporation
August 23, 2005
Page 2

      We have also assumed that (i) all Shares issued will be issued and sold in compliance with applicable federal and state securities laws; (ii) at the time of any offering or sale of any Shares, the Company will have such number of Shares authorized or created and available for issuance as may be offered and sold; (iii) there shall be no change in law affecting the validity of any of the Shares (between the date hereof and the date of issuance and sale of such Shares); and (iv) all parties to agreements involving the issuance or sale of the Shares will perform their obligations thereunder in compliance with the terms of such agreements.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act.

                                       Very truly yours,


                                       /s/  Troutman Sanders LLP
                                       TROUTMAN SANDERS LLP